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                                                                   EXHIBIT 4.6








                     Protection One Alarm Monitoring, Inc.,
                                    as Issuer


                              Protection One, Inc.
                                       and
                             Security Holdings, Inc.
                                  as Guarantors


         6 3/4% Convertible Senior Subordinated Discount Notes Due 2003


                              --------------------


                          Supplemental Indenture No. 2
                          dated as of October 28, 1996

                                       to

                        Subordinated Debt Shelf Indenture
                           dated as of August 29, 1996
                         as amended and supplemented by
                          Supplemental Indenture No. 1
                         dated as of September 20, 1996
                              --------------------

                      State Street Bank and Trust Company,
                                   as Trustee
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            SUPPLEMENTAL INDENTURE NO. 2 dated as of October 28, 1996, by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation ("Monitoring"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company") and SECURITY HOLDINGS, INC., an Oregon corporation ("Security Holdings" and together with the Parent Company, each a guarantor and collectively, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"), as successor trustee to The First National Bank of Boston under the Indenture hereinafter referred to (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture (as defined below).

            WHEREAS, Monitoring and the Parent Company and State Street entered into a Subordinated Debt Shelf Indenture dated as of August 29, 1996 (the "Shelf Indenture") providing for the issuance by Monitoring of up to $150,000,000 aggregate principal amount of debt securities;

            WHEREAS, pursuant to Supplemental Indenture No. 1 dated as of September 20, 1996 to the Shelf Indenture ("Supplemental Indenture No. 1", and the Shelf Indenture as amended and supplemented by Supplemental Indenture No. 1 the "Indenture"), Monitoring issued $103,500,000 aggregate principal amount of 6 3/4% Convertible Senior Subordinated Notes due 2003 (the "Convertible Notes");

            WHEREAS, Section 8.01 of the Indenture provides that Monitoring, when authorized by a resolution of the Issuer's board of directors, and the Trustee, at any time and from time to time, may, without the consent of any Holder, enter into an indenture supplemental to the Indenture for the purpose of, among other things, adding a Note Guarantee;

            WHEREAS, pursuant to Sections 3.07 and 13.05 of the Indenture, Monitoring, the Parent Company and Security Holdings desire to provide for a Note Guarantee of payment of the Securities by Security Holdings;

            WHEREAS, Monitoring and the Guarantors desire among other things to amend the preamble of the Indenture to reflect the addition of Security Holdings as a Guarantor; and

            WHEREAS, all things necessary to make this Supplemental Indenture No. 2 a valid indenture supplemental to the Indenture have been done;

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 2 WITNESSETH:

            For and in consideration of the premises, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                    ARTICLE I

                           AMENDMENT OF THE INDENTURE

      A. Preamble. The preamble of the Indenture is hereby amended and restated in its entirety to read as follows:

                  "THIS INDENTURE, dated as of August 29, 1996, by and among PROTECTION ONE ALARM MONITORING, INC., a Delaware corporation (the "Issuer"), PROTECTION ONE, INC., a Delaware corporation (the "Parent Company"), SECURITY HOLDINGS, INC., an Oregon corporation ("Security



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      Holdings", and together with the Parent Company, the "Guarantors"), and
      STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee")."

      B. Note Guarantees. Pursuant to Section 3.29 of the Indenture, Security Holdings hereby provides a Note Guarantee of payment of the Securities by such Restricted Subsidiary pursuant to Article Thirteen of the Indenture,

      C. References to Guarantors. Any reference in any Section of the Indenture to the Guarantors or any of them shall be deemed to include Security Holdings.


                                  ARTICLE II

                                 MISCELLANEOUS

1. Execution of Supplemental Indenture. This Supplemental Indenture No. 2 is executed and shall be construed as an indenture supplemental to the Shelf Indenture and, as provided in the Indenture, this Supplemental Indenture No. 2 forms a part thereof. The Shelf Indenture, as supplemented and amended by the Supplemental Indenture No. 1 and this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed and shall remain in full force and effect in accordance with its terms.

      A. Responsibility for Recitals. etc. The recitals herein shall be taken as the statements of Monitoring and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 2.

      B. Provisions Binding on Successors. All the covenants and agreements in this Supplemental Indenture No. 2 by Monitoring and the Guarantors shall bind their respective successors and assigns whether so expressed or not.

      C. Governing Law. This Supplemental Indenture No. 2 shall be governed by the internal laws of the State of New York.

      D. Execution and Counterparts. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

            This Supplemental Indenture No. 2 shall become effective immediately upon its execution and delivery by Monitoring, each of the Guarantors and the Trustee.


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                                  SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, all as of the date first written above.

                              PROTECTION ONE ALARM MONITORING, INC.


                              By:   JOHN W. HESSE
                                  -------------------------------------
                                    John W. Hesse
                                    Executive Vice President and
                                    Chief Financial Officer

                              PROTECTION ONE, INC.


                              By:   JOHN W. HESSE
                                  -------------------------------------
                                    John W. Hesse
                                    Executive Vice President and
                                    Chief Financial Officer


                              SECURITY HOLDINGS, INC.


                              By:  JOHN W. HESSE
                                  -------------------------------------
                                    John W. Hesse
                                    Executive Vice President and
                                    Chief Financial Officer


                              STATE STREET BANK AND TRUST COMPANY,
                              as Trustee


                              By:  ANDREW M. SINASKY
                                  -------------------------------------
                              Name: Andrew M. Sinasky
                              Title: Assistant Vice President


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